ATTACHMENT FOR FORM N-SAR SUB-ITEM 77I

FORTIS EQUITY PORTFOLIOS, INC.


Effective January 1, 1996 two new series were added to
Registrant, Fortis Value Fund ("Series B") and Fortis
Growth & Income Fund ("Series C").  As described in the
attached Certificate of Designation, shares of the
Registrant's existing authorized capital stock were
designated for each of the new series.  Each new series
has four classes of shares, the relative rights and
preferences of which are identical to those of the four
classes of the existing series of Registrant (Fortis
Capital Fund - "Series A").  For a description of the
new series and the classes of shares for each series,
the Registrant's Post-Effective Amendment No. 77 filed
with the Commission on December 29, 1995 is
incorporated by reference.
CERTIFICATE OF DESIGNATION
OF
SERIES B COMMON SHARES
AND
SERIES C COMMON SHARES
OF
FORTIS EQUITY PORTFOLIOS, INC.

The undersigned duly elected Assistant Secretary of Fortis Equity Portfolios, Inc., a Minnesota corporation
(the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Corporation on December 7, 1995.

DESIGNATION OF SERIES B COMMON SHARES
AND SERIES C COMMON SHARES

WHEREAS, the total authorized number of shares of the Corporation is 100,000,000,000, all of which shares are common shares, $.01 par value per share, as set forth in the Corporation's Articles of Incorporation (the
"Articles"); and

WHEREAS, of said total authorized shares, 10,000,000,000 have been designated Series A Common Shares, with 1,000,000,000 of such shares designated as Class A
Commons Shares; 1,000,000,000 designated as Class B
Common Shares; 1,000,000,000 designated as Class C Common
Shares; and 1,000,000,000 designated as Class H Common
Shares; and

WHEREAS, said Articles set forth that the balance of 90,000,000,000 authorized but unissued common shares may be issued in such series, and in such classes of such series, with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such series of common shares, or any such class of such series, as may be adopted from time to time by the Board of Directors of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that of the
90,000,000,000 authorized but unissued common shares, 10,000,000,000 of such shares are hereby designated as Series B Common Shares and 10,000,000,000 of such shares are hereby designated as Series C Common Shares as provided in Article 5(a) of the Articles and each of said
Series B Common Shares and Series C Common Shares shall represent interests in a separate and distinct portion of the Corporation's assets and liabilities which shall take the form of a separate portfolio of investment securities, cash other assets and liabilities.

BE IT FURTHER RESOLVED, of the 10,000,000,000 shares designated herein as Series B Common Shares,
1,000,000,000 are hereby designated as Class A Common
Shares, 1,000,000,000 are hereby designated as Class B
Common Shares, 1,000,000,000 are hereby designated as Class C Common Shares and 1,000,000,000 are hereby designated as Class H Common Shares, as provided in
Article 5(b) of the Articles.

BE IT FURTHER RESOLVED, of the 10,000,000,000 shares designated herein as Series C Common Shares,
1,000,000,000 are hereby designated as Class A Common
Shares, 1,000,000,000 are hereby designated as Class B
Common Shares, 1,000,000,000 are hereby designated as Class C Common Shares and 1,000,000,000 are hereby designated as Class H Common Shares, as provided in
Article 5(b) of the Articles.

BE IT FURTHER RESOLVED, that Articles 5, 6 and 7 of the
Articles of the Corporation setting forth the relative rights and preferences of each series and class thereof be, and they hereby are, adopted as the rights and preferences of the series and classes designated in these resolutions. As provided in Article 5(b) of the Articles, any Class of Common Shares designated by these resolutions may be subject to such charges and expenses
(including by way of example, but not of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940, as amended (the
"1940 Act") and the rules of the National Association of Securities Dealers, Inc., and expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) as may be adopted from time to time by the Board of Directors of the Corporation in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to another Class, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of, such Class.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of Fortis Equity
Portfolios, Inc. this 19th day of December, 1995.

/s/ Scott R. Plummer
Scott R. Plummer, Assistant Secretary